UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2010

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2150 W. 6th Ave., Unit H, Broomfield, Colorado  80020
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2010, April 29, 2010, Roomlinx, Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders.   At the meeting (i) each of Michael S. Wasik, Judson Just and Jay Coppoletta was elected to the Company’s Board of Directors to serve until the next Annual Meeting until his successor is elected and qualified, (ii) the amendment to the Company’s Articles of Incorporation effecting a 1-for-100 reverse stock split of the Company’s Common Stock and a simultaneous decrease in the number of authorized shares of the Company’s Common Stock to 200,000,000 was approved, and (iii) the appointment of Stark Winter Schenkein & Co LLP as the independent registered public auditors ofthe Company for the fiscal year ending December 31, 2010 was ratified. The following is a summary of the number of votes cast for, against or withheld on each matter voted upon at the meeting as well as the number of abstentions as to each matter:

MATTER	VOTES FOR	VOTES AGAINST/ WITHHELD	VOTES ABSTAINING
To elect the following Directors to hold office until the next Annual Meeting until their successors are elected and qualified: Michael S. Wasik Judson Just Jay Coppoletta	293,104,514 293,132,014 292,950,617		431,680 404,180 585,577
To approve the amendment to the Company’s Articles of Incorporation effecting a 1-for-100 reverse stock split of the Company’s Common Stock and a simultaneous decrease in the number of authorized shares of the Company’s Common Stock to 200,000,000	291,845,255	1,689,939	1,000
To ratify the appointment of Stark Winter Schenkein & Co LLP as independent auditors of the Company for the fiscal year ending December 31, 2010	293,425,871	64,880	111,535

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2010	ROOMLINX INC.

By:/s/ Michael S. Wasik
Michael S. Wasik
President, Chief Executive Officer
and Chief Financial Officer

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